                                                                    Exhibit 10.7

                                                                  EXECUTION COPY

================================================================================

                         REVOLVING LOAN CREDIT AGREEMENT

                          dated as of November 30, 2005

                                      among

                          NETWORK COMMUNICATIONS, INC.,

                         GALLARUS MEDIA HOLDINGS, INC.,

                            THE LENDERS PARTY HERETO

                                       and

                                 CREDIT SUISSE,
                  as Administrative Agent and Collateral Agent

                                   ----------

                                 CREDIT SUISSE,
                   as Sole Bookrunner and Sole Lead Arranger,

                            TD SECURITIES (USA) LLC,
                                 as Co-Arranger,

                            TD SECURITIES (USA) LLC,
                              as Syndication Agent

                                       and

                           WELLS FARGO FOOTHILL, INC.,
                             as Documentation Agent

================================================================================
                                                         [CS&M Ref No. 5865-363]

                                Table of Contents

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   Definitions

SECTION 1.01. Defined Terms..............................................     1
SECTION 1.02. Terms Generally............................................    24
SECTION 1.03. Pro Forma Calculations.....................................    25
SECTION 1.04. Classification of Loans and Borrowings.....................    25

                                   ARTICLE II

                                   The Credits

SECTION 2.01. Commitments................................................    25
SECTION 2.02. Loans......................................................    26
SECTION 2.03. Borrowing Procedure........................................    28
SECTION 2.04. Evidence of Debt; Repayment of Loans.......................    28
SECTION 2.05. Fees.......................................................    29
SECTION 2.06. Interest on Loans..........................................    30
SECTION 2.07. Default Interest...........................................    30
SECTION 2.08. Alternate Rate of Interest.................................    30
SECTION 2.09. Termination and Reduction of Commitments...................    31
SECTION 2.10. Conversion and Continuation of Borrowings..................    31
SECTION 2.11. Optional Prepayment........................................    32
SECTION 2.12. Mandatory Prepayments......................................    33
SECTION 2.13. Reserve Requirements; Change in Circumstances..............    33
SECTION 2.14. Change in Legality.........................................    34
SECTION 2.15. Indemnity..................................................    35
SECTION 2.16. Pro Rata Treatment.........................................    36
SECTION 2.17. Sharing of Setoffs.........................................    36
SECTION 2.18. Payments...................................................    37
SECTION 2.19. Taxes......................................................    37
SECTION 2.20. Assignment of Commitments Under Certain Circumstances; Duty
              to Mitigate................................................    39
SECTION 2.21. Swingline Loans............................................    40
SECTION 2.22. Letters of Credit..........................................    42

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers.......................................    46

                                Table of Contents
                                  (continued)

                                                                            Page
                                                                            ----
SECTION 3.02. Authorization..............................................    46
SECTION 3.03. Enforceability.............................................    46
SECTION 3.04. Governmental Approvals.....................................    46
SECTION 3.05. Financial Statements.......................................    47
SECTION 3.06. No Material Adverse Change.................................    47
SECTION 3.07. Title to Properties; Possession Under Leases...............    48
SECTION 3.08. Subsidiaries...............................................    48
SECTION 3.09. Litigation; Compliance with Laws...........................    48
SECTION 3.10. Agreements.................................................    48
SECTION 3.11. Federal Reserve Regulations................................    49
SECTION 3.12. Investment Company Act; Public Utility Holding Company
              Act........................................................    49
SECTION 3.13. Use of Proceeds............................................    49
SECTION 3.14. Tax Returns................................................    49
SECTION 3.15. No Material Misstatements..................................    49
SECTION 3.16. Employee Benefit Plans.....................................    50
SECTION 3.17. Environmental Matters......................................    50
SECTION 3.18. Insurance..................................................    51
SECTION 3.19. Security Documents.........................................    51
SECTION 3.20. Location of Real Property and Leased Premises..............    52
SECTION 3.21. Labor Matters..............................................    52
SECTION 3.22. Solvency...................................................    52

                                   ARTICLE IV

                              Conditions of Lending

SECTION 4.01. All Credit Events..........................................    53
SECTION 4.02. Effectiveness and First Credit Event.......................    53

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01. Existence; Compliance with Laws; Businesses and
              Properties.................................................    56
SECTION 5.02. Insurance..................................................    57
SECTION 5.03. Obligations and Taxes......................................    58
SECTION 5.04. Financial Statements, Reports, etc.........................    58
SECTION 5.05. Litigation and Other Notices...............................    60
SECTION 5.06. Information Regarding Collateral...........................    60
SECTION 5.07. Maintaining Records; Access to Properties and Inspections;
              Maintenance of Ratings.....................................    61
SECTION 5.08. Use of Proceeds............................................    61
SECTION 5.09. Employee Benefits..........................................    61

                                Table of Contents
                                  (continued)

                                                                            Page
                                                                            ----
SECTION 5.10. Compliance with Environmental Laws.........................    61
SECTION 5.11. Preparation of Environmental Reports.......................    62
SECTION 5.12. Further Assurances.........................................    62
SECTION 5.13. Maintenance of Corporate Separateness......................    63
SECTION 5.14. Designation of Subsidiaries................................    63

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01. Indebtedness...............................................    64
SECTION 6.02. Liens......................................................    66
SECTION 6.03. Sale and Lease-Back Transactions...........................    68
SECTION 6.04. Investments, Loans and Advances............................    68
SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions..    70
SECTION 6.06. Restricted Payments; Restrictive Agreements................    71
SECTION 6.07. Transactions with Affiliates...............................    73
SECTION 6.08. Business of Holdings, Borrower and Subsidiaries............    73
SECTION 6.09. Other Indebtedness and Agreements..........................    73
SECTION 6.10. Capital Expenditures.......................................    74
SECTION 6.11. Interest Coverage Ratio....................................    75
SECTION 6.12. Maximum Senior Secured Leverage Ratio......................    75
SECTION 6.13. Fiscal Year................................................    75
SECTION 6.14. Certain Equity Securities..................................    75
SECTION 6.15. Unrestricted Subsidiaries..................................    75

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                            The Administrative Agent

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Notices....................................................    82
SECTION 9.02. Survival of Agreement......................................    83
SECTION 9.03. Binding Effect.............................................    84
SECTION 9.04. Successors and Assigns.....................................    84

                                Table of Contents
                                  (continued)

                                                                            Page
                                                                            ----
SECTION 9.05. Expenses; Indemnity........................................    88
SECTION 9.06. Right of Setoff............................................    90
SECTION 9.07. Applicable Law.............................................    90
SECTION 9.08. Waivers; Amendment.........................................    90
SECTION 9.09. Interest Rate Limitation...................................    91
SECTION 9.10. Entire Agreement...........................................    91
SECTION 9.11. WAIVER OF JURY TRIAL.......................................    92
SECTION 9.12. Severability...............................................    92
SECTION 9.13. Counterparts...............................................    92
SECTION 9.14. Headings...................................................    92
SECTION 9.15. Jurisdiction; Consent to Service of Process................    92
SECTION 9.16. Confidentiality............................................    93
SECTION 9.17. USA PATRIOT Act Notice.....................................    94

SCHEDULES

Schedule 1.01(a) -- Subsidiary Guarantors
Schedule 1.01(b) -- Unrestricted Subsidiaries
Schedule 2.01    -- Lenders and Commitments
Schedule 3.08    -- Subsidiaries
Schedule 3.09    -- Litigation
Schedule 3.17    -- Environmental Matters
Schedule 3.18    -- Insurance
Schedule 3.19(a) -- UCC Filing Offices
Schedule 3.20(b) -- Leased Real Property
Schedule 4.02(a) -- Local Counsel
Schedule 6.01    -- Existing Indebtedness
Schedule 6.02    -- Existing Liens
Schedule 6.07    -- Existing Transactions with Affiliates

EXHIBITS

Exhibit A -- Form of Administrative Questionnaire
Exhibit B -- Form of Assignment and Acceptance
Exhibit C -- Form of Borrowing Request
Exhibit D -- Form of Guarantee, Collateral and Intercreditor Agreement Exhibit E -- Form of Revolving Promissory Note
Exhibit F -- Form of Earn-Out Subordination Agreement
Exhibit G -- Form of Permitted Holdings Subordinated Debt Subordination
             Agreement

                    REVOLVING LOAN CREDIT AGREEMENT (this "AGREEMENT") dated as of November 30, 2005, among NETWORK COMMUNICATIONS, INC., a Georgia corporation (the "BORROWER"), GALLARUS MEDIA HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), the Lenders (as defined in Article I), and CREDIT SUISSE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders.

     The Borrower has requested the Lenders to extend credit in the form of Revolving Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $35,000,000. The Borrower has requested the Swingline Lender to extend credit, at any time and from time to time prior to the Maturity Date, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $5,000,000. The Borrower has requested the Issuing Bank to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $5,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries. The proceeds of the Revolving Loans and the Swingline Loans are to be used solely for general corporate purposes not expressly prohibited herein, including to finance Permitted Acquisitions and Capital Expenditures.

     The Lenders are willing to extend such credit to the Borrower, and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

     "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the preamble to this Agreement.

     "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in
Section 2.05(b).

     "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire substantially in the form of Exhibit A, or such other similar form as may be supplied from time to time by the Administrative Agent.

     "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns 5% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

     "AGGREGATE CREDIT EXPOSURE" shall mean the aggregate amount of the Lenders' Credit Exposures.

     "AGREEMENT" shall have the meaning assigned to such term in the preamble to this Agreement.

     "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause
(b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

     "ANNUAL REPORTING PERIOD" shall mean (a) prior to the delivery of a Notice of Change of Reporting Period, a fiscal period consisting of four consecutive Quarterly Reporting Periods ending on the last Sunday of March of each calendar year, and (b) after delivery of a Notice of Change of Reporting Period, a fiscal period consisting of twelve consecutive calendar months ending on the date specified in the Notice of Change of Reporting Period.

     "APPLICABLE PERCENTAGE" shall mean, for any day, with respect to any Eurodollar Revolving Loan or ABR Revolving Loan, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread" or "ABR Spread", as the case may be, based upon the Senior Secured Leverage Ratio as of the relevant date of determination:

                                                                    Eurodollar     ABR
                    Senior Secured Leverage Ratio                     Spread     Spread
                    -----------------------------                   ----------   ------
Category 1
Greater than or equal to 1.75 to 1.00                                  2.50%      1.50%

Category 2
Greater than or equal to 1.25 to 1.00, but less than 1.75 to 1.00      2.25%      1.25%

Category 3
Greater than or equal to 0.75 to 1.00, but less than 1.25 to 1.00      2.00%      1.00%

Category 4
Less than 0.75 to 1.00                                                 1.75%      0.75%

Each change in the Applicable Percentage resulting from a change in the Senior Secured Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, until the Borrower shall have delivered the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(d), respectively, for the Quarterly Reporting Period ending on or about June 18, 2006, the Senior Secured Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage. In addition, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(d), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Senior Secured Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

     "ASSET SALE" shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors' qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries (other than (i) inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) dispositions between or among Foreign Subsidiaries, (iii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $350,000 and (iv) any licenses granted by the Borrower or any of its Subsidiaries to any person).

     "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other similar form as shall be approved by the Administrative Agent.

     "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "BORROWER" shall have the meaning assigned to such term in the preamble to this Agreement.

     "BORROWING" shall mean (a) Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

     "BORROWING REQUEST" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other similar form as shall be approved by the Administrative Agent.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "CAPITAL EXPENDITURES" shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding in each case any such expenditure during such period
(i) made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) constituting reinvestment of the net cash proceeds from sales or other disposition of assets permitted hereby, (iii) made as the purchase price in respect of any Permitted Acquisition, (iv) which is contractually required to be, and is, reimbursed in cash by a third party or
(v) constituting capitalized interest.

     "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     A "CHANGE IN CONTROL" shall be deemed to have occurred if (a) prior to a Qualified Public Offering, the Permitted Investors shall fail to own, directly or indirectly, beneficially and of record, shares representing at least 51% of each of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings, (b) after a Qualified Public Offering, any "person" or "group" (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings, (c) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Holdings or any Permitted Investor nor (ii) appointed by directors so nominated, (d) any change in control (or similar event, however denominated) with respect to Holdings, the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which Holdings, the Borrower or any Subsidiary is a party, or (e) Holdings shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower.

     "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13, by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or Swingline Commitment.

     "CLOSING DATE" shall mean November 30, 2005.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

     "COLLATERAL AGENT" shall have the meaning assigned to such term in the preamble to this Agreement.

     "COMMITMENT" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Swingline Commitment.

     "COMMITMENT FEE" shall have the meaning assigned to such term in Section 2.05(a).

     "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum of the Borrower dated October 2005.

     "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated provisions for federal, state or other domestic and foreign tax expense including franchise taxes and any state single business unitary or similar tax, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-cash charges (other than the write-down of current assets) for such period, (v) fees and expenses incurred and paid in cash in connection with the Transactions, (vi) fees and expenses incurred and paid in cash in connection with a Permitted Acquisition and (vii) management fees paid to the Sponsor to the extent permitted to be paid hereunder, and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP. For purposes of determining the Interest Coverage Ratio and the Senior Secured Leverage Ratio as of or for the Quarterly Reporting Periods ending on or about December 4, 2005, March 26, 2006 and June 18, 2006, Consolidated EBITDA will be deemed to be equal to (i) for the Quarterly Reporting Period ended March 27, 2005, $8,982,367, (ii) for the Quarterly Reporting Period ended June 19, 2005, $11,234,204, and (iii) for the Quarterly Reporting Period ended September 11, 2005, $12,198,204.

     "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the sum of (a) all cash interest paid (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) with respect to Indebtedness for Borrowed Money of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Hedging Agreements. For purposes of determining the Interest Coverage Ratio for the period of four consecutive Quarterly Reporting Periods ending on or about December 4, 2005, March 26, 2006 and June 18, 2006, Consolidated Interest Expense shall be deemed to be equal to (a) the Consolidated Interest Expense (less, to the extent it would otherwise be included in such Consolidated Interest Expense, the portion of such Consolidated Interest Expense consisting of any prepayment penalty or premium paid by the Borrower or any Subsidiary in connection with the prepayment in full of the Existing Senior Subordinated Notes on the Closing Date) for the Quarterly Reporting Period ending on or about December 4, 2005, multiplied by 4, (b) the Consolidated Interest Expense for the two consecutive Quarterly Reporting Periods ending on or about March 26, 2006, multiplied by 2 and (c) the Consolidated Interest Expense for the three consecutive Quarterly Reporting Periods ending on or about June 18, 2006, multiplied by 4/3, respectively.

     "CONSOLIDATED LEVERAGE RATIO" shall have the meaning assigned to such term in the Term Loan Credit Agreement as in effect on the Closing Date.

     "CONSOLIDATED NET INCOME" shall mean, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by Holdings during such period as though such charge, tax or expense had been incurred by the Borrower, to the extent that the Borrower has made or would be entitled under the Loan Documents to make any payment to or for the account of Holdings in respect thereof); provided that there shall be excluded (a) the income of any Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary,
(b) except as otherwise provided in Section 1.03, the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such person's assets are acquired by the Borrower or any Subsidiary, (c) the income of any person in which any other person (other than the Borrower or a wholly owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a wholly owned Subsidiary by such person during such period, (d) any gains or losses attributable to sales of assets out of the ordinary course of business, (e) any extraordinary, unusual or non-recurring gains, losses or charges and (f) any noncash purchase accounting adjustments.

     "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

     "CREDIT EVENT" shall have the meaning assigned to such term in Section
4.01.

     "CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

     "CREDIT FACILITIES" shall mean the revolving credit, swingline and letter of credit facilities provided for by this Agreement.

     "CURE AMOUNT" shall have the meaning assigned to such term in Article VII.

     "CURE RIGHT" shall have the meaning assigned to such term in Article VII.

     "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "DEFAULTING LENDER" shall mean any Revolving Credit Lender that has (a) defaulted in its obligation to make a Revolving Loan or to fund its participation in a Letter of Credit or Swingline Loan required to be made or funded by it hereunder, (b) notified the Administrative Agent or a Loan Party in writing that it does not intend to satisfy any such obligation or (c) become insolvent or the assets or management of which has been taken over by any Governmental Authority.

     "DISQUALIFIED STOCK" shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Maturity Date.

     "DOLLARS" or "$" shall mean lawful money of the United States of America.

     "DOMESTIC SUBSIDIARIES" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

     "EARN-OUT CONSIDERATION" shall mean unsecured Indebtedness in the form of a conditional sale arrangement or deferred purchase price incurred by the Borrower or any of its Subsidiaries as partial consideration for a Permitted Acquisition in an amount not to exceed 50% of the aggregate consideration paid for such Permitted Acquisition, which Indebtedness shall be subordinated to the Obligations pursuant to an Earn-Out Subordination Agreement.

     "EARN-OUT SUBORDINATION AGREEMENT" shall mean a Subordination Agreement substantially in the form of Exhibit F attached hereto or otherwise satisfactory to the Administrative Agent.

     "ELIGIBLE ASSIGNEE" shall mean (a) a Lender, (b) an Affiliate of a Lender,
(c) any purchaser of all or substantially all of a Lender's loan portfolio, (d) any other person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower, and (e) any commercial bank, insurance company or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D promulgated under the Securities Act of 1933, as amended) that regularly extends credit or invests in commercial or bank loans.

     "ENVIRONMENTAL LAWS" shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

     "ENVIRONMENTAL LIABILITY" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "EQUITY INTERESTS" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

     "ERISA EVENT" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable, (i) any Foreign Benefit Event or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

     "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article VII.

     "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.19(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.19(a).

     "EXISTING CREDIT AGREEMENT" shall mean the Amended and Restated Loan Agreement dated as of February 11, 2005, as further amended, supplemented or otherwise modified to date, among the Borrower, Holdings, the financial institutions party thereto and Toronto Dominion (Texas), LLC, as administrative agent.

     "EXISTING PIK NOTES" shall mean the 12% senior subordinated pay-in-kind notes due 2013 in an initial aggregate principal amount of $25,000,000 issued by Holdings pursuant to that certain Senior Subordinated Credit Agreement dated as of January 7, 2005, by and between Holdings, as borrower thereunder, and Citicorp Mezzanine III, L.P. (as assignee of Court Square Capital Limited), as lender.

     "EXISTING SENIOR SUBORDINATED NOTES" shall mean the 10% senior subordinated notes due 2012 in an aggregate outstanding principal amount of $30,000,000 issued by the Borrower pursuant to that certain Senior Subordinated Credit Agreement dated as of January 7, 2005, by and among the Borrower, as borrower thereunder, Court Square Capital Limited, as lender, and the guarantors party thereto.

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "FEE LETTER" shall mean the Fee Letter dated October 18, 2005, between the Borrower and the Administrative Agent.

     "FEES" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

     "FINANCIAL OFFICER" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

     "FINANCIAL PERFORMANCE COVENANTS" shall mean the covenants of the Borrower set forth in Sections 6.11 and 6.12.

     "FOREIGN BENEFIT EVENT" shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, or (d) the incurrence of any liability in excess of $2,000,000 by Holdings or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein.

     "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "FOREIGN PENSION PLAN" shall mean any benefit plan that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

     "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic Subsidiary.

     "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

     "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "GRANTING LENDER" shall have the meaning assigned to such term in Section 9.04(i).

     "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business, or customary indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than any such obligations with respect to Indebtedness).

     "GUARANTEE, COLLATERAL AND INTERCREDITOR AGREEMENT" shall mean the Guarantee, Collateral and Intercreditor Agreement, substantially in the form of Exhibit D, among the Borrower, Holdings, the Subsidiaries party thereto, the Collateral Agent for the benefit of the Secured Parties, the Administrative Agent and the administrative agent under the Term Loan Credit Agreement.

     "GUARANTORS" shall mean Holdings and the Subsidiary Guarantors.

     "HAZARDOUS MATERIALS" shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

     "HEDGING AGREEMENT" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "HOLDINGS" shall have the meaning assigned to such term in the preamble to this Agreement.

     "ID BUY-OUT" shall mean a transaction or series of related transactions (a) pursuant to which Borrower or its Subsidiary terminates an Independent Distributor Agreement and acquires the businesses or assets related to any such Independent Distributor Agreement and (b) with respect to which the Borrower or any Subsidiary capitalizes the consideration paid to the applicable Independent Distributor or any related person in connection with such transaction.

     "INDEPENDENT DISTRIBUTOR" shall mean any independent distributor or associate publisher of a magazine or a website published or maintained by the Borrower or any Subsidiary or any other person (other than an employee of the Borrower or any Subsidiary) that is authorized to sell or place advertising in any such magazine or website.

     "INDEPENDENT DISTRIBUTOR AGREEMENT" shall mean any contract, agreement, arrangement or commitment between an Independent Distributor and the Borrower or its Subsidiaries for (a) the distribution of a magazine published by the Borrower or any Subsidiary or (ii) the sale or placement of advertising in any such magazine or any website maintained by the Borrower or any Subsidiary.

     "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (provided that, if recourse for such Indebtedness is limited to an asset, the amount of such Indebtedness arising under this clause (f) shall be limited to the lesser of the outstanding principal amount thereof and the fair market value of the property subject to such Lien), (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit, (j) all obligations of such person in respect of bankers' acceptances and (k) obligations in respect of Hedging Agreements. For purposes of determining the amount of Indebtedness of any person under clause (k) of the preceding sentence, the amount of the obligations of such person in respect of any Hedging Agreement at any time shall be zero prior to the time any counterparty to such Hedging Agreement shall be entitled to terminate such Hedging Agreement and, thereafter, shall be the maximum aggregate amount (giving effect to any netting agreements) that such person would be required to pay if such Hedging Agreement were terminated at such time. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner to the extent such person is liable therefor as a result of such person's relationship with such entity (by contract, as a matter of law or otherwise), except to the extent the terms of such Indebtedness expressly provide that such person is not liable therefor. Indebtedness shall not include (i) deferred revenue as determined in accordance with GAAP or (ii) preferred stock required to be treated as indebtedness under GAAP (except to the extent such preferred stock is Disqualified Stock).

     "INDEBTEDNESS FOR MONEY BORROWED" shall mean, with respect to any person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capital Lease Obligations and Synthetic Lease Obligations, all Earn-Out Consideration, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than deferred revenue, as determined in accordance with GAAP, arising in the ordinary course of business and consistent with past business practice, and trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guarantees of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

     "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

     "INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period. In any period of four consecutive Quarterly Reporting Periods in which a Permitted Acquisition or an Asset Sale occurs, the Interest Coverage Ratio shall be determined on a pro forma basis in accordance with Section 1.03.

     "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan (including any Swingline Loan), the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing.

     "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "ISSUING BANK" shall mean, as the context may require, (a) Credit Suisse, acting through any of its Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder and (b) any other Lender that may become an Issuing Bank pursuant to Section 2.22(i) or 2.22(k), with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

     "ISSUING BANK FEES" shall have the meaning assigned to such term in Section 2.05(c).

     "L/C COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

     "L/C DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

     "L/C EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

     "L/C PARTICIPATION FEE" shall have the meaning assigned to such term in
Section 2.05(c).

     "LENDERS" shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

     "LETTER OF CREDIT" shall mean any letter of credit issued pursuant to
Section 2.22.

     "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London,

England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

     "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Security Documents and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).

     "LOAN PARTIES" shall mean the Borrower and the Guarantors.

     "LOANS" shall mean the Revolving Loans and the Swingline Loans.

     "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

     "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, financial condition or operating results of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower and the other Loan Parties (taken as a whole) to perform their obligations under any Loan Document or (c) a material impairment of the rights of or benefits available to the Lenders under any Loan Document.

     "MATERIAL INDEBTEDNESS" shall mean (a) Indebtedness incurred by the Borrower or any Guarantor pursuant to the Term Loan Credit Agreement and (b) any other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "MATURITY DATE" shall mean November 30, 2010.

     "MONTHLY REPORTING PERIOD" shall mean (a) prior to the delivery of a Notice of Change of Reporting Period, any of the initial twelve four-week reporting periods during an Annual Reporting Period or the final four- or five-week reporting period during such an Annual Reporting Period, and (b) after delivery of a Notice of Change of Reporting Period, each monthly period thereafter ending on the last day of such month.

     "MOODY'S" shall mean Moody's Investors Service, Inc., or any successor thereto.

     "MORTGAGED PROPERTIES" shall have the meaning assigned to such term in
Section 5.12(a).

     "MORTGAGES" shall mean the mortgages, deeds of trust and other security documents delivered pursuant to Section 5.12, each in form and substance reasonably satisfactory to the Collateral Agent.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NOTICE OF CHANGE OF REPORTING PERIOD" shall mean a written notice delivered to the Administrative Agent by the Borrower stating that, as of the date specified therein, the Borrower will adopt a twelve-month fiscal year ending on any of March 31, June 30, September 30 or December 31.

     "OBLIGATIONS" shall mean the Revolving Loan Obligations and the Term Loan Obligations.

     "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "PERFECTION CERTIFICATE" shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee, Collateral and Intercreditor Agreement.

     "PERMITTED ACQUISITION" shall have the meaning assigned to such term in
Section 6.04(g).

     "PERMITTED CURE SECURITIES" shall mean Qualified Capital Stock of Holdings issued to one or more of the Permitted Investors (a) that is common stock of Holdings or (b) upon which all dividends or distributions, at the election of Holdings, may be payable in additional shares of such Qualified Capital Stock, the proceeds of which are contributed by Holdings to the Borrower as cash common equity.

     "PERMITTED HOLDINGS SUBORDINATED DEBT" shall mean (a) the Existing PIK Notes and (b) any other unsecured Indebtedness of Holdings that (i) is subordinated to the Obligations pursuant to a Subordination Agreement substantially in the form attached hereto as Exhibit G or otherwise satisfactory to the Administrative Agent or (ii) is otherwise subordinated to the Obligations and incurred on terms and conditions reasonably satisfactory to the Administrative Agent.

     "PERMITTED INVESTMENTS" shall mean:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

     (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

     (e) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through
(d) above;

     (f) investments in so-called "auction rate" securities rated AAA or higher by S&P or Aaa or higher by Moody's and which have a reset date not more than 90 days from the date of acquisition thereof; and

     (g) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

     "PERMITTED INVESTORS" shall mean the Sponsor, its Affiliates and/or investment funds under common control with the Sponsor and/or limited partners of the Sponsor for whom the Sponsor has been assigned voting rights.

     "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

     "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PRIME RATE" shall mean the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrower.

     "PRO RATA PERCENTAGE" of any Revolving Credit Lender at any time shall mean the percentage of the Total Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.

     "QUALIFIED CAPITAL STOCK" of any person shall mean any Equity Interest of such person that is not Disqualified Stock.

     "QUALIFIED PUBLIC OFFERING" shall mean the initial underwritten public offering of common Equity Interests of Holdings pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, that results in at least $50,000,000 of net cash proceeds to Holdings.

     "QUARTERLY REPORTING PERIOD" shall mean (a) prior to the delivery of a Notice of Change of Reporting Period, any of the first three twelve-week reporting periods beginning on the day after the last Sunday in March of any calendar year and ending in each of June, September and December, respectively, of such calendar year and the immediately following sixteen- or seventeen-week reporting period ending on the last Sunday in March of each calendar year, and
(b) after the delivery of a Notice of Change of Reporting Period, any of the three-month periods ending on March 31, June 30, September 30 and December 31 of each year.

     "REGISTER" shall have the meaning assigned to such term in Section 9.04(d).

     "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "RELATED FUND" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "RELATED PARTIES" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person's Affiliates.

     "RELEASE" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

     "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments at such time; provided that the Revolving Loans, L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

     "RESPONSIBLE OFFICER" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

     "RESTRICTED INDEBTEDNESS" shall mean Indebtedness of Holdings, the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

     "RESTRICTED PAYMENT" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Subsidiary.

     "REVOLVING CREDIT BORROWING" shall mean a Borrowing comprised of Revolving Loans.

     "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

     "REVOLVING CREDIT LENDER" shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

     "REVOLVING LOAN OBLIGATIONS" shall mean all obligations defined as "Revolving Loan Obligations" in the Guarantee, Collateral and Intercreditor Agreement and the other Security Documents.

     "REVOLVING LOANS" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01.

     "REVOLVING LOAN SECURED PARTIES" shall have the meaning assigned to such term in the Guarantee, Collateral and Intercreditor Agreement.

     "SECURED PARTIES" shall mean the Revolving Loan Secured Parties and the Term Loan Secured Parties.

     "SECURITY DOCUMENTS" shall mean the Mortgages, the Guarantee, Collateral and Intercreditor Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09.

     "SENIOR NOTE DOCUMENTS" shall mean the indenture under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any Guarantee or other right in respect thereof.

     "SENIOR NOTES" shall mean the Borrower's 10 3/4% Senior Notes due 2013, in an initial aggregate principal amount of $175,000,000.

     "SENIOR SECURED DEBT" shall mean, at any time, the sum of (a) the aggregate principal amount of the Obligations outstanding under this Agreement and the Term Loan Credit Agreement and (b) the aggregate principal amount of all other Indebtedness of the Borrower and its Subsidiaries that is secured by any Lien on any asset of the Borrower or any of its Subsidiaries and is outstanding at such time.

     "SENIOR SECURED LEVERAGE RATIO" shall mean, on any date, the ratio of Senior Secured Debt on such date to Consolidated EBITDA for the period of four consecutive Quarterly Reporting Periods most recently ended on or prior to such date. In any period of four consecutive Quarterly Reporting Periods in which a Permitted Acquisition occurs, the Senior Secured Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.03.

     "SPC" shall have the meaning assigned to such term in Section 9.04(i).

     "SPONSOR" shall mean Citigroup Venture Capital Equity Partners, L.P., a Delaware limited partnership.

     "S&P" shall mean Standard & Poor's Ratings Service, or any successor thereto.

     "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "PARENT"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "SUBSIDIARY" shall mean any subsidiary of the Borrower; provided, however, that Unrestricted Subsidiaries shall be deemed not to be Subsidiaries for any purpose (other than for purposes of Sections 3.09, 3.14, 3.16 and 3.17) of this Agreement or the other Loan Documents.

     "SUBSIDIARY GUARANTOR" shall mean each Subsidiary listed on Schedule 1.01(a), and each other Subsidiary that is or becomes a party to the Guarantee, Collateral and Intercreditor Agreement.

     "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.21, as the same may be reduced from time to time pursuant to Section 2.09.

     "SWINGLINE EXPOSURE" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

     "SWINGLINE LENDER" shall mean Credit Suisse, acting through any of its Affiliates or branches, in its capacity as lender of Swingline Loans hereunder.

     "SWINGLINE LOAN" shall mean any loan made by the Swingline Lender pursuant to Section 2.21.

     "SYNTHETIC LEASE" shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.

     "SYNTHETIC LEASE OBLIGATIONS" shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

     "SYNTHETIC PURCHASE AGREEMENT" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than Holdings, the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Holdings, the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

     "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

     "TERM LOAN CREDIT AGREEMENT" shall mean the Term Loan Credit Agreement dated as of November 30, 2005, among the Borrower, Holdings, the lenders party thereto and Credit Suisse, as administrative agent and collateral agent.

     "TERM LOAN DOCUMENTS" shall mean the Term Loan Credit Agreement, the security documents entered into in connection therewith, and any promissory notes executed and delivered thereunder.

     "TERM LOAN OBLIGATIONS" shall mean all obligations defined as "Term Loan Obligations" in the Guarantee, Collateral and Intercreditor Agreement and the other Security Documents.

     "TERM LOANS" shall mean the term loans made to the Borrower in an initial aggregate principal amount of $50,000,000 pursuant to the Term Loan Credit Agreement.

     "TERM LOAN SECURED PARTIES" shall have the meaning assigned to such term in the Guarantee, Collateral and Intercreditor Agreement.

     "TOTAL COMMITMENT" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Commitment is $35,000,000.

     "TRANSACTIONS" shall mean, collectively, (a) the execution, delivery and performance by Holdings, the Borrower and the Subsidiaries party thereto of the Senior Note Documents and the issuance of the Senior Notes, (b) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (c) the execution, delivery and performance by Holdings, the Borrower and the Subsidiaries party thereto of the Term Loan Documents and the borrowing of the Term Loans thereunder, (d) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Credit Agreement and the Existing Senior Subordinated Notes, and (e) the payment of related fees and expenses.

     "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "RATE" shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

     "ULTIMATE PARENT" shall mean GMH Holding Company, a Delaware corporation.

     "UNRESTRICTED SUBSIDIARY" shall mean (a) each subsidiary designated by the Borrower as an "Unrestricted Subsidiary" as of the Closing Date, as set forth on
Schedule 1.01(b), and (b) any subsidiary of the Borrower that is acquired or organized after the Closing Date and designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent in accordance with Section 5.14.

     "USA PATRIOT ACT" shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

     "WHOLLY OWNED SUBSIDIARY" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

     "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall"; and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in
Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

     SECTION 1.03. PRO FORMA CALCULATIONS. With respect to any period of four consecutive Quarterly Reporting Periods during which any Permitted Acquisition or any Asset Sale involving any assets to which any Consolidated EBITDA is directly attributable (as reasonably determined by the Borrower in good faith) occurs (and for purposes of determining whether an acquisition is a Permitted Acquisition under Section 6.04(g) or would result in a Default or an Event of Default), the Interest Coverage Ratio and the Senior Secured Leverage Ratio shall be calculated with respect to such period on a pro forma basis after giving effect to such Permitted Acquisition or Asset Sale (including, without duplication, (a) all pro forma adjustments permitted or required by Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and (b) pro forma adjustments for cost savings (net of continuing associated expenses) to the extent such cost savings are factually supportable, are expected to have a continuing impact and have been realized or are reasonably expected to be realized within 12 months following such Permitted Acquisition or Asset Sale (as reasonably determined by the Borrower and approved by the Administrative Agent); provided that all such adjustments shall be set forth in a reasonably detailed certificate of a Financial Officer of the Borrower), using, for purposes of making such calculations, the historical financial statements of the Borrower and the Subsidiaries which shall be reformulated as if such Permitted Acquisition, and any other Permitted Acquisitions that have been consummated during the period, had been consummated on the first day of such period.

     SECTION 1.04. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time after the Closing Date, and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

     SECTION 2.02. LOANS. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Revolving Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Revolving Loan required to be made by such other Lender). Except for Revolving Loans deemed made pursuant to Section 2.02(f), the Revolving Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $3,000,000 or (ii) equal to the remaining available balance of the Revolving Credit Commitments.

     (b) Subject to Sections 2.02(f), 2.08 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Sections 2.13 or 2.19 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Except with respect to Revolving Loans made pursuant to Section 2.02(f), each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m. (New York City time) and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Revolving Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Revolving Loan as part of such Borrowing for purposes of this Agreement.

     (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m. (New York City time) on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 noon (New York City time) on any day, not later than 10:00 a.m. (New York City time) on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that (i) if the conditions precedent to borrowing set forth in Sections 4.01(b) and (c) have been satisfied, such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and, to the extent of such payment, the obligations of the Borrower in respect of such L/C Disbursement shall be discharged and replaced with the resulting ABR Revolving Credit Borrowing, and (ii) if such conditions precedent to borrowing have not been satisfied, then any such amount paid by any Revolving Credit Lender shall not constitute a Loan and shall not relieve the Borrower from its obligation to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph
(f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to

Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

     SECTION 2.03. BORROWING PROCEDURE. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon (New York City time) three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon (New York City time) one Business Day before a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this
Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

     SECTION 2.04. EVIDENCE OF DEBT; REPAYMENT OF LOANS. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date. The Borrower hereby promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Maturity Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded (absent manifest error); provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

     (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns substantially in the form of Exhibit E. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

     SECTION 2.05. FEES. (a) The Borrower agrees to pay to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Revolving Credit Lender shall expire or be terminated as provided herein, a commitment fee (a "COMMITMENT FEE") equal to 0.50% per annum on the daily unused amount of the Revolving Credit Commitment of such Revolving Credit Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Revolving Credit Commitments of such Revolving Credit Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

     (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "ADMINISTRATIVE AGENT FEES").

     (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Revolving Credit Lender shall be terminated as provided herein, a fee (an "L/C PARTICIPATION FEE") calculated on such Revolving Credit Lender's Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which all Letters of Credit have been cancelled or have expired and the Revolving Credit Commitments of all Revolving Credit Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage from time to time used to determine the interest rate on Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by the Issuing Bank (the "ISSUING BANK FEES"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

     (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.06. INTEREST ON LOANS. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

     (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

     (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.07. DEFAULT INTEREST. Immediately upon the occurrence of an Event of Default (until such Event of Default has been waived or cured), the outstanding principal amount of all Loans shall bear interest at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum.

     SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

     SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Revolving Credit Commitments and the Swingline Commitment shall automatically terminate on the Maturity Date. The L/C Commitment shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date 30 days prior to the Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m. (New York City time) on December 31, 2005, if the initial Credit Event shall not have occurred by such time.

     (b) Upon at least three Business Days' prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments or the Swingline Commitment; provided, however, that (i) each partial reduction of Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $3,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the Aggregate Credit Exposure at the time.

     (c) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

     SECTION 2.10. CONVERSION AND CONTINUATION OF BORROWINGS. The Borrower shall have the right at any time upon prior irrevocable written or fax notice (or telephonic notice promptly confirmed by written or fax notice) to the Administrative Agent (a) not later than 12:00 noon (New York City time) one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 noon (New York City time) three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 noon (New York City time) three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

          (iii) each conversion shall be effected by each Revolving Lender and the Administrative Agent by recording for the account of such Revolving Lender the new Revolving Loan of such Revolving Lender resulting from such conversion and reducing the Revolving Loan (or portion thereof) of such Revolving Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Revolving Lenders pursuant to Section 2.15;

          (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

          (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

          (vii) after the occurrence and during the continuance of a Default specified in clause (b) or (c) of Article VII (without regard to any applicable grace period in such clause (c)), no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

     Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into an ABR Borrowing.

     SECTION 2.11. OPTIONAL PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or fax notice (or telephonic notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the

Administrative Agent before 12:00 noon (New York City time); provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000.

     (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.11 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.11 (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

     SECTION 2.12. MANDATORY PREPAYMENTS. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace or cause to be cancelled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank with respect to) all outstanding Letters of Credit. If, after giving effect to any partial reduction of the Revolving Credit Commitments, the Aggregate Credit Exposure would exceed the Total Commitment, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and, after the Revolving Credit Borrowings and Swingline Loans shall have been repaid or prepaid in full, replace or cause to be cancelled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank with respect to) Letters of Credit in an amount sufficient to eliminate such excess.

     (b) All prepayments of Borrowings under this Section 2.12 shall be subject to Section 2.15, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

     SECTION 2.13. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts (and the calculations thereof in reasonable detail) necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or the Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

     SECTION 2.14. CHANGE IN LEGALITY. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

          (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

          (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.15. INDEMNITY. The Borrower shall indemnify each Lender against any loss (other than loss of margin) or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder or an assignment (other than pursuant to Section 2.20) by such Lender, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error.

     SECTION 2.16. PRO RATA TREATMENT. Except as provided below in this Section
2.16 with respect to Swingline Loans and as required under Section 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Revolving Credit Commitments, each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type and the requirement to acquire participation interests in Swingline Loans and L/C Disbursements, shall be allocated pro rata among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments (or, if such Revolving Credit Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans). For purposes of determining the available Revolving Credit Commitments of the Revolving Credit Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Revolving Credit Lenders (including those Revolving Credit Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Revolving Credit Lender agrees that in computing such Revolving Credit Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Revolving Credit Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.17. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

     SECTION 2.18. PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m. (New York City time) on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.21(e)) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.

     (c) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.19. TAXES. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount (and the calculation thereof in reasonable detail) and nature of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on behalf of itself, a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     (f) If any Lender determines (in its sole discretion) that it has received a refund in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall promptly pay such refund to the Borrower, net of all out-of-pocket expenses (including any Taxes to which such Lender has become subject as a result of its receipt of such refund) of such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower agrees to promptly return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the applicable Lender if it receives notice from the applicable Lender that such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.19(f) shall require any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) to the Borrower or any other person.

     SECTION 2.20. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATE. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.13, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.14, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.19 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consents shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.13 and 2.15); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.13, notice under Section 2.14 or the amounts paid pursuant to Section 2.19, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.14, or cease to result in amounts being payable under Section 2.19, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.13 in respect of such circumstances or event or shall withdraw its notice under Section 2.14 or shall waive its right to further payments under Section 2.19 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender's interests hereunder in the circumstances contemplated by this Section 2.20(a).

     (b) If (i) any Lender or the Issuing Bank shall request compensation under
Section 2.13, (ii) any Lender or the Issuing Bank delivers a notice described in
Section 2.14 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.19, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.13 or enable it to withdraw its notice pursuant to
Section 2.14 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

     SECTION 2.21. SWINGLINE LOANS. (a) SWINGLINE COMMITMENT. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitments, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $5,000,000 in the aggregate or (ii) the Aggregate Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $250,000. The Swingline Commitment may be terminated or reduced from time to time as provided in Section
2.09. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

     (b) SWINGLINE LOANS. The Borrower shall notify the Administrative Agent by fax, or by telephone (promptly confirmed by fax), not later than 10:00 a.m. (New York City time) on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan and the wire transfer instructions for the account of the Borrower to which the proceeds of the Swingline Loan should be disbursed. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this paragraph

(b). The Swingline Lender shall make each Swingline Loan by wire transfer to the account specified in such request.

     (c) PREPAYMENT. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice (or telephone notice promptly confirmed by written, or fax notice) to the Swingline Lender and to the Administrative Agent before 12:00 noon (New York City time) on the date of prepayment at the Swingline Lender's address for notices specified in Section 9.01.

     (d) INTEREST. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

     (e) PARTICIPATIONS. The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m. (New York City time) on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Revolving Credit Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

     SECTION 2.22. LETTERS OF CREDIT. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account or for the account of any of its Subsidiaries (in which case the Borrower and such Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time on or after the Closing Date and on or prior to the date that is 30 days prior to the Maturity Date. This Section 2.22 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

     (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $5,000,000 and (ii) the Aggregate Credit Exposure shall not exceed the Total Commitment.

     (c) EXPIRATION DATE. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

     (d) PARTICIPATIONS. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Revolving Credit Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Revolving Credit Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Credit Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan

Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) REIMBURSEMENT. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 2:00 p.m. (New York City time) on the Business Day on which the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m. (New York City time) on any Business Day, not later than 2:00 p.m. (New York City time) on the immediately following Business Day.

     (f) OBLIGATIONS ABSOLUTE. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

          (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Revolving Credit Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Revolving Credit Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this
     Section 2.22, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Bank.

     (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank or the Revolving Credit Lenders with respect to any such L/C Disbursement.

     (h) INTERIM INTEREST. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

     (i) RESIGNATION OR REMOVAL OF THE ISSUING BANK. The Issuing Bank may resign at any time by giving 30 days' prior written notice to the Administrative Agent, the Revolving Credit Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Revolving

Credit Lenders. Upon the acceptance of any appointment as the Issuing Bank hereunder by a Revolving Credit Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Revolving Credit Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Revolving Credit Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

     (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) be applied by the Collateral Agent at the direction of the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

     (k) ADDITIONAL ISSUING BANKS. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Revolving Credit Lenders to act as an issuing bank under the terms of this Agreement. Any Revolving Credit Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Revolving Credit Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Revolving Credit Lender.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

     SECTION 3.01. ORGANIZATION; POWERS. Holdings, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate or limited liability company power, as appropriate, and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

     SECTION 3.02. AUTHORIZATION. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not
(i) violate (A) any applicable provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

     SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and (b) such as have been made or obtained and are in full force and effect or which are not material to the consummation of the Transactions.

     SECTION 3.05. FINANCIAL STATEMENTS. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder's equity and cash flows (i) as of and for the Annual Reporting Periods ended March 30, 2003, March 28, 2004 and March 27, 2005, each audited by and accompanied by the opinion of Pricewaterhouse Coopers LLP, independent public accountants, (ii) as of and for each Quarterly Reporting Period subsequent to March 27, 2005 ended at least 30 days before the Closing Date, each certified by its chief financial officer and (iii) as of and for each Monthly Reporting Period subsequent to the date of the most recent unaudited quarterly financial statements furnished under clause (ii) ended at least 30 days before the Closing Date, each certified by its chief financial officer. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

     (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related pro forma statements of income and cash flows as of the Quarterly Reporting Period ended on or about September 11, 2005, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the period of four consecutive Quarterly Reporting Periods ending on such date. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), are based on the best information reasonably available to the Borrower as of the date of delivery thereof, accurately reflect all material adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

     SECTION 3.06. NO MATERIAL ADVERSE CHANGE. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, financial condition or operating results of Holdings, the Borrower and the Subsidiaries, taken as a whole, since March 27, 2005.

     SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of Holdings, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by
Section 6.02.

     (b) Each material lease to which Holdings, the Borrower or any Subsidiary is a party is in full force and effect and each of Holdings, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     SECTION 3.08. SUBSIDIARIES. Schedule 3.08 sets forth as of the Closing Date a list of all subsidiaries and the percentage ownership interest of Holdings or the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Holdings or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

     SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth on
Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     (c) None of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. AGREEMENTS. (a) None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction the compliance with which could reasonably be expected to result in a Material Adverse Effect.

     (b) None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

     SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of Holdings, the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.13. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement.

     SECTION 3.14. TAX RETURNS. Each of the Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all Federal, material state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all material taxes due and payable by it and all assessments received by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves and (b) the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.15. NO MATERIAL MISSTATEMENTS. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, contained, contains or will contain as of the date furnished any material misstatement of fact or omitted, omits or will omit to state as of the date furnished any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time (it being understood that projections are subject to significant uncertainty and contingencies many of which are beyond the control of the Borrower and that no assurances can be given that such projections will be realized).

     SECTION 3.16. EMPLOYEE BENEFIT PLANS. (a) Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $ 5,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

     (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan. With respect to each Foreign Pension Plan, none of Holdings, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject Holdings, the Borrower or any Subsidiary, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the fair market value of the assets of all such Foreign Pension Plans.

     SECTION 3.17. ENVIRONMENTAL MATTERS. (a) Except as set forth in Schedule
3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 3.18. INSURANCE. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

     SECTION 3.19. SECURITY DOCUMENTS. (a) The Guarantee, Collateral and Intercreditor Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee, Collateral and Intercreditor Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee, Collateral and Intercreditor Agreement) is delivered to the Collateral Agent, the Lien created under Guarantee, Collateral and Intercreditor Agreement shall constitute a fully perfected first-priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee, Collateral and Intercreditor Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral to the extent such Collateral can be perfected by filing a financing statement (other than Intellectual Property, as defined in the Guarantee, Collateral and Intercreditor Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

     (b) Upon the recordation of the Guarantee, Collateral and Intercreditor Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a) and provided that such filings are made within the time periods required by applicable law governing perfection of security interests in the United States, the Lien created under the Guarantee, Collateral and Intercreditor Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee, Collateral and Intercreditor Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other person other than with respect to Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on U.S. registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

     (c) The Mortgages (if any) are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the recording offices specified in writing by the Borrower or any other Loan Party pursuant to its compliance with Section 5.12, such Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

     SECTION 3.20. LOCATION OF REAL PROPERTY AND LEASED PREMISES. (a) As of the Closing Date neither the Borrower nor any of its subsidiaries owns any real property.

     (b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all material real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the material real property set forth on Schedule 3.20(b).

     SECTION 3.21. LABOR MATTERS. As of the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound. Except to the extent any of the following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) the hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (b) all payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary.

     SECTION 3.22. SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Loan Parties, taken as a whole, will exceed its debts and liabilities, subordinated, contingent or otherwise;
(b) the present fair saleable value of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

     The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

     SECTION 4.01. ALL CREDIT EVENTS. On the date of each Borrowing (other than the conversion or continuation of a Borrowing), including each Borrowing of a Swingline Loan and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "CREDIT EVENT"):

     (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.22(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.21(b).

     (b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

     Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

     SECTION 4.02. EFFECTIVENESS AND FIRST CREDIT EVENT. The effectiveness of this Agreement and the occurrence of the first Credit Event are subject to the satisfaction of the following conditions:

     (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Kirkland & Ellis LLP, counsel for Holdings and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, and (ii) each local counsel listed on Schedule 4.02(a), in form and substance reasonably satisfactory to the Administrative Agent, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrower hereby request such counsel to deliver such opinions.

     (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent.

     (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation (or other equivalent formation document), including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the state of its organization, and a certificate as to the good standing (or similar concept) of each Loan Party as of a recent date, from such Secretary of State (or other similar official), (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or other equivalent governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause
(B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or other equivalent formation document) of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing (to the extent applicable) furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above, and (iv) such other documents as the Administrative Agent may reasonably request.

     (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of
Section 4.01.

     (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

     (f) The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

     (g) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of Holdings and the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons, in which the chief executive office of each such person is located and in the other jurisdictions in which such persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

     (h) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section
5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

     (i) The Borrower shall have received gross cash proceeds of not less than $175,000,000 from the issuance of the Senior Notes, of which $30,000,000 principal amount of such Senior Notes shall have been resold to CVC Capital Funding, Inc., the purchase price for which shall have been paid in cash using cash proceeds received by CVC Capital Funding, Inc. from the Borrower in connection with the prepayment in full of the Existing Senior Subordinated Notes, which shall have been delivered to the Borrower for cancellation, and the Administrative Agent shall have received reasonably satisfactory evidence of the cancelation of the Existing Senior Subordinated Notes and of all other loan documents in respect thereof. The terms and conditions of the Senior Notes and the provisions of the Senior Note Documents shall be reasonably satisfactory to the Lenders. The Administrative Agent shall have received copies of the Senior Note Documents, certified by a Financial Officer as being complete and correct.

     (j) The Term Loan Credit Agreement shall have been executed and delivered by the parties thereto and the Borrower shall have received gross cash proceeds of not less than $50,000,000 from the borrowing thereunder, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

     (k) All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released and the Administrative Agent shall have received reasonably satisfactory evidence thereof. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, Holdings, the Borrower and the Subsidiaries shall have outstanding no Indebtedness for Money Borrowed or preferred stock other than (a) Indebtedness outstanding under this Agreement, (b) the Term Loans, (c) the Senior Notes, (d) the Existing PIK Notes and (e) Indebtedness set forth on Schedule 6.01.

     (l) The Lenders shall have received the financial statements and opinion referred to in Section 3.05, none of which shall be materially inconsistent with the financial statements or forecasts previously provided to the Lenders.

     (m) The Administrative Agent shall have received a certificate from the chief financial officer of Holdings certifying that Holdings and its subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are solvent.

     (n) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

     (o) The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act.

     (p) All Indebtedness in respect of the Existing PIK Notes shall have been fully subordinated to the Obligations and each obligee in respect of the Existing PIK Notes shall have entered into a subordination agreement in substantially the form of Exhibit G or otherwise as satisfactory to the Administrative Agent effecting such subordination.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities in respect of which no claim or demand for payment has been made or, in the case of indemnifications, no notice has been given) shall have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:

     SECTION 5.01. EXISTENCE; COMPLIANCE WITH LAWS; BUSINESSES AND PROPERTIES.
(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted except where the failure to do so could reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (except in respect of ordinary wear and tear and casualty damage) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be conducted substantially as currently conducted at all times.

     SECTION 5.02. INSURANCE. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is prudent in the reasonable business judgment of the Borrower, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

     (b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be cancelled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

     (c) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan

Party; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

     SECTION 5.03. OBLIGATIONS AND TAXES. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than any Lien permitted pursuant to Section 6.02) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

     SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each
Lender:

     (a) within 90 days after the end of each Annual Reporting Period, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such Annual Reporting Period and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding Annual Reporting Period, all audited by Pricewaterhouse Coopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions or conditions of Sections 6.10 through 6.12 hereof insofar as they relate to accounting terms;

     (b) within 45 days after the end of each of the first three Quarterly Reporting Periods of each Annual Reporting Period, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries (excluding Network Publications Canada, Inc. prior to the delivery of a Change of Reporting Period Notice) as of the close of such Quarterly Reporting Period and the results of its operations and the operations of such Subsidiaries during such Quarterly Reporting Period and the then elapsed portion of the Annual Reporting Period, and comparative figures for the same periods in the immediately preceding Annual Reporting Period, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

     (c) within 30 days after the end of the first two Monthly Reporting Periods of each Quarterly Reporting Period, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries (excluding Network Publications Canada, Inc. prior to the delivery of a Change of Reporting Period Notice) during such Monthly Reporting Period and the then elapsed portion of the Annual Reporting Period, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

     (d) concurrently with any delivery of financial statements under paragraph
(a), (b) or (c) above, a certificate of the Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Section 6.10 and the Financial Performance Covenants;

     (e) concurrently with any delivery of consolidated financial statements under clause (a) or (b) above, the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

     (f) within 90 days after the beginning of each Annual Reporting Period of the Borrower, a detailed consolidated budget for such Annual Reporting Period (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such Annual Reporting Period and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

     (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

     (h) promptly after the receipt thereof by Holdings or the Borrower or any of their respective subsidiaries, a copy of any "management letter" received by any such person from its certified public accountants and the management's response thereto;

     (i) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

     (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.05. LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

     (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $1,000,000;

     (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

     (e) any change in the ratings of the Credit Facilities by S&P or Moody's, or any notice from either such agency indicating its intent to effect such a change or to place the Borrower or the Credit Facilities on a "CreditWatch" or "WatchList" or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Credit Facilities.

     SECTION 5.06. INFORMATION REGARDING COLLATERAL. (a) Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Holdings and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

     (b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding Annual Reporting Period pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

     SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS; MAINTENANCE OF RATINGS. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit during regular business hours and upon reasonable prior notice any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor (provided that a member of management of the applicable Loan Party shall be afforded a reasonable opportunity to be present at any meeting with such accountants).

     (b) In the case of Holdings and the Borrower, use commercially reasonable efforts to cause the Credit Facilities to be continuously rated by S&P and Moody's.

     SECTION 5.08. USE OF PROCEEDS. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement.

     SECTION 5.09. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and the laws applicable to any Foreign Pension Plan and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any responsible officer of Holdings, the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of Holdings, the Borrower or any ERISA Affiliate in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of Holdings or the Borrower setting forth details as to such ERISA Event and the action, if any, that Holdings or the Borrower proposes to take with respect thereto.

     SECTION 5.10. COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws in all material respects; provided, however, that none of Holdings, the Borrower or any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

     SECTION 5.11. PREPARATION OF ENVIRONMENTAL REPORTS. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 30 days without Holdings, the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default (as determined by the Borrower in good faith in consultation with the Administrative Agent), at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

     SECTION 5.12. FURTHER ASSURANCES. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause each subsequently acquired or organized Domestic Subsidiary, each Unrestricted Subsidiary that is redesignated as a Subsidiary and, to the extent no adverse tax consequences to the Borrower would result therefrom (as reasonably determined in good faith by the Borrower), each subsequently acquired or organized Foreign Subsidiary to become a Loan Party by executing the Guarantee, Collateral and Intercreditor Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Subsidiaries (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.12 and shall cause any Mortgaged Property to be covered by insurance arrangements reasonably satisfactory to the Collateral Agent. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of any real property (or any interest in real property) having a value in excess of $250,000 (any such property (or interest) as the Administrative Agent or the Required Lenders shall designate in writing, the "MORTGAGED PROPERTIES").

     (b) With respect to any Mortgaged Property, (i) duly execute and deliver to the Collateral Agent the Mortgage relating thereto, which Mortgage shall be in full force and effect (and each such Mortgaged Property shall not be subject to any Lien (other than those permitted under Section 6.02)), (ii) file and record such Mortgage in the applicable recording office designated in writing by the Borrower or other applicable Loan Party (or deliver to the Collateral Agent a lender's title insurance policy, in form and substance acceptable to the Collateral Agent, insuring such Mortgage as a first lien on such Mortgaged Property (subject to any Lien permitted under Section 6.02)) and, in connection therewith, deliver to the Collateral Agent evidence satisfactory to it of each such filing and recordation and (iii) deliver to the Collateral Agent such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent and the Lenders, insuring such Mortgage as a valid first lien on such Mortgaged Property, free of Liens (other than those permitted under Section 6.02), together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of such Mortgage or as reasonably requested by the Collateral Agent or the Required Lenders.

     SECTION 5.13. MAINTENANCE OF CORPORATE SEPARATENESS. Satisfy, and cause each of its Subsidiaries to satisfy, customary corporate or limited liability company formalities, including the maintenance of corporate and business records. No Loan Party nor any Subsidiary shall make any payment to a creditor of another Loan Party or Subsidiary (other than pursuant to a Guarantee by the first Loan Party) in respect of any liability of such other Loan Party or Subsidiary, and no bank account of any Loan Party or Subsidiary shall be commingled with any bank account of any other Loan Party or Subsidiary. Any financial statements distributed to any creditors of any Loan Party or any Subsidiary shall, to the extent permitted under GAAP, clearly establish the corporate separateness of each Loan Party and each Subsidiary from each other Loan Party and each other Subsidiary. No Loan Party nor any Subsidiary shall take any action, or conduct its affairs in a manner, which is reasonably likely to result in the corporate existence of such Loan Party or Subsidiary, or any other Loan Party or Subsidiary, being ignored, or in the assets and liabilities of any Loan Party or Subsidiary being substantively consolidated with those of any other Loan Party or Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding.

     SECTION 5.14. DESIGNATION OF SUBSIDIARIES. The board of directors of the Borrower may at any time after the Closing Date designate any subsidiary of the Borrower that is acquired or organized after the Closing Date as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) no subsidiary of the Borrower may be designated as an Unrestricted Subsidiary if it is a "Restricted Subsidiary" for purposes of the Senior Notes and (c) no Unrestricted Subsidiary that is designated as a Subsidiary may be redesignated as an Unrestricted Subsidiary after being so designated as a Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an investment by the Borrower therein at the date of designation in an amount equal to the net book value of the Borrower's investment therein. The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities in respect of which no claim or demand for payment has been made or, in the case of indemnifications, no notice has been given) have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

     SECTION 6.01. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness existing on the date hereof and set forth in Schedule 6.01;

          (b) Indebtedness created hereunder and under the other Loan Documents;

          (c) Indebtedness created under the Term Loan Documents in an aggregate principal amount not in excess of $125,000,000 at any time outstanding;

          (d) intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c); provided that Indebtedness of the Borrower to any Subsidiary that is not a Loan Party and Indebtedness of any Subsidiary that is a Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

          (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(e), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(f) shall not exceed $8,000,000 at any time outstanding;

          (f) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(e), not in excess of $8,000,000 at any time outstanding;

          (g) Guarantees by Holdings, the Borrower or any Subsidiary that is a Loan Party of any Indebtedness of the Borrower or any Subsidiary that is a Loan Party expressly permitted to be incurred under this Agreement; provided that Guarantees by Holdings, the Borrower or any Subsidiary that is a Loan Party under this clause (g) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations on terms satisfactory to the Administrative Agent;

          (h) Indebtedness of the Borrower in respect of the Senior Notes in an aggregate principal amount not in excess of $175,000,000;

          (i) Indebtedness under or in respect of Hedging Agreements that are not otherwise speculative in nature;

          (j) Indebtedness of the Borrower or any Subsidiary arising in connection with the financing by insurance providers of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 at any time outstanding;

          (k) Indebtedness under performance, bid, surety, statutory or appeal bonds or with respect to workers' compensation claims, in each case incurred in the ordinary course of business;

          (l) Indebtedness acquired or assumed by the Borrower or any Subsidiary in connection with any Permitted Acquisition in an aggregate principal amount not in excess of $2,000,000 at any time outstanding; provided that such Indebtedness existed at the time of such Permitted Acquisition and was not created in connection therewith or in contemplation thereof;

          (m) Indebtedness of Holdings in respect of Permitted Holdings Subordinated Debt (i) in the form of the Existing PIK Notes in an aggregate original principal amount not in excess of $25,000,000 and (ii) in an aggregate original principal amount in excess of the amount permitted pursuant to clause (i) above but not in excess of $75,000,000 solely to the extent that the full amount of net cash proceeds of any such Indebtedness in excess of the amount permitted pursuant to clause (i) above is applied to (A) finance a Permitted Acquisition or (B) prepay Term Loans pursuant to
     Section 2.12 of the Term Loan Credit Agreement;

          (n) Guarantees of Indebtedness for Borrowed Money of senior management employees of the Borrower in an aggregate principal amount (when combined with the principal amount of outstanding loans and advances made pursuant to Section 6.04(e)) not in excess of $3,000,000 at any time outstanding;

          (o) Indebtedness in respect of Earn-Out Consideration in an aggregate principal amount not in excess of $30,000,000 at any time outstanding; and

          (p) other unsecured Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $3,000,000 at any time outstanding.

     SECTION 6.02. LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

          (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof;

          (b) any Lien created under the Loan Documents;

          (c) any Lien created under the Term Loan Documents; provided that such Liens do not apply to any asset other than Collateral that is subject to a pari passu Lien granted under a Security Document to secure the Revolving Loan Obligations;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of Holdings, the Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition;

          (e) Liens for taxes not yet due and payable or which are being contested in compliance with Section 5.03;

          (f) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

          (g) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (h) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary or the use of such property by the Borrower or any Subsidiary;

          (j) licenses, sublicenses, leases or subleases granted by the Borrower or any Subsidiary to third persons in the ordinary course of business not materially interfering with the ordinary conduct of the business of the Borrower or any Subsidiary;

          (k) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

          (l) Liens arising from precautionary Uniform Commercial Code financing statements filed in respect of operating leases;

          (m) Liens securing Indebtedness incurred pursuant to Section 6.01(j); provided that such Liens attach only to the insurance policies that are the subject of such Indebtedness and the proceeds thereof;

          (n) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

          (o) Liens arising out of judgments or awards in respect of which Holdings, the Borrower or any of the Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $5,000,000 at any time outstanding; and

          (p) Liens solely on cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement entered into in connection with any Permitted Acquisition or other investment permitted hereunder.

     SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) to the extent resulting in a capital lease or a Synthetic Lease, any Capital Lease Obligations, Synthetic Lease Obligations or Liens arising in connection therewith are permitted by
Section 6.01 or Section 6.02, as the case may be.

     SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

          (a) (i) investments by Holdings, the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Borrower and the Subsidiaries and (ii) additional investments by Holdings, the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the Subsidiaries; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee, Collateral and Intercreditor Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to therein) and (B) the aggregate amount of investments made after the Closing Date by Loan Parties in, and loans and advances made after the Closing Date by Loan Parties to, Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such investments, loans and advances), other than investments in, or loans and advances to, Network Publications Canada, Inc. to the extent made in the ordinary course of business in accordance with past practice, shall not exceed $5,000,000 at any time outstanding;

          (b) Permitted Investments;

          (c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to Holdings, the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee, Collateral and Intercreditor Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (subject to the exception set forth in clause (a) above in the case of loans and advances to Network Publications Canada, Inc.) shall be subject to the limitation set forth in clause (a) above;

          (d) investments received in connection with the bankruptcy or reorganization of, or settlement in the ordinary course of business of delinquent accounts and disputes with, customers and suppliers;

          (e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances, and when combined with the amount of Indebtedness then outstanding and incurred pursuant to Section 6.01(n)) shall not exceed $3,000,000;

          (f) the Borrower and the Subsidiaries may enter into Hedging Agreements that are not speculative in nature;

          (g) the Borrower or any Subsidiary may acquire (x) all or substantially all the assets of a person or line of business, division or segment of such person, or one or more magazines or titles of such person, or (y) not less than 100% of the Equity Interests (other than directors' qualifying shares) of a person (referred to herein as the "ACQUIRED ENTITY"); provided that (i) such acquisition is consensual and shall have been approved (to the extent required) by the Acquired Entity's board of directors or equivalent governing body; (ii) in the case of clause (y) above the Acquired Entity shall be a going concern and, after giving effect to the acquisition, the Borrower shall be in compliance with Section 6.08;
     (iii) the Acquired Entity is located (and substantially all of its operations are conducted) in the United States or Canada (provided that the total consideration paid in connection with acquisitions of Acquired Entities located (or whose operations are conducted) in Canada (including any Indebtedness of such Acquired Entities that is assumed by the Borrower or any Subsidiary following such acquisition and any Earn-Out Consideration in respect thereof) shall not exceed $10,000,000 in the aggregate); (iv) the Acquired Entity shall be in a similar line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; (v) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (B) the Borrower would be in compliance with the Financial Performance Covenants as of the most recently completed period of four consecutive Quarterly Reporting Periods ending prior to such transaction for which the financial statements and certificates required by
     Section 5.04(a) or 5.04(b) have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this Section 6.04(g) occurring after such period) as if such transaction had occurred as of the first day of such period; (vi) after giving effect to such acquisition, there must be at least $5,000,000 of unused and available Revolving Credit Commitments; (vii) the Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent; and (viii) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(g) being referred to herein as a "PERMITTED ACQUISITION");

          (h) the Borrower may enter into and consummate ID Buyouts so long as the requirements set forth in clauses (v), (vi) and (vii) of the proviso to
     Section 6.04(g) are satisfied in connection therewith;

          (i) investments in, and loans and advances to, Unrestricted Subsidiaries to the extent permitted by Section 6.15; and

          (j) in addition to investments permitted by paragraphs (a) through (i) above, additional investments, loans and advances by the Borrower and the Subsidiaries (other than investments, loans and advances to Unrestricted Subsidiaries) so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (i) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $3,000,000 in the aggregate.

     SECTION 6.05. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS.
(a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (y) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (z) the Borrower and the Subsidiaries may make acquisitions or purchases of inventory, materials, equipment and real property in the ordinary course of business and Permitted Acquisitions and may effect ID Buyouts to the extent permitted pursuant to Section 6.04(h).

     (b) Make any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash,
(ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) (other than involuntarily by way of casualty or condemnation) shall not exceed (i) $2,000,000 in any Annual Reporting Period or (ii) $6,000,000 in the aggregate.

     SECTION 6.06. RESTRICTED PAYMENTS; RESTRICTIVE AGREEMENTS. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement); provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom (and provided that, in the case of any direct or indirect distribution to Ultimate Parent, Ultimate Parent owns, beneficially and of record, 100% of the issued and outstanding Equity Interests of Holdings at the time of such distribution), Holdings and the Borrower may (and the Borrower may make distributions to Holdings to enable Holdings to make distributions to Ultimate Parent to enable Ultimate Parent to) repurchase its Equity Interests owned by current or former consultants, officers, directors or employees of Ultimate Parent, Holdings, the Borrower or the Subsidiaries (or their permitted transferees) or make payments to employees of Ultimate Parent, Holdings, the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $3,500,000 in any Annual Reporting Period (it being agreed that such amount shall be increased by the amount of cash proceeds received by Holdings or Ultimate Parent from the sale of Equity Interests of Holdings or Ultimate Parent to such employees after the Closing Date to the extent such proceeds are contributed directly or indirectly to the Borrower as common equity), (iii) the Borrower may make Restricted Payments to Holdings and Holdings may make Restricted Payments to Ultimate Parent (x) in an amount not to exceed $300,000 in any Annual Reporting Period, to the extent necessary to pay general corporate, administrative and overhead expenses incurred by Ultimate Parent or Holdings in the ordinary course of business and (y) in an amount necessary to pay the Tax liabilities of Ultimate Parent or Holdings directly attributable to (or arising as a result of) the operations of the Borrower and the Subsidiaries; provided, however, that (A) the amount of such dividends shall not exceed the amount that the Borrower and the Subsidiaries would be required to pay in respect of Federal, State and local taxes were the Borrower and the Subsidiaries to pay such taxes as stand-alone taxpayers and (B) all Restricted Payments made to Ultimate Parent or Holdings pursuant to this clause (iii) are used by Ultimate Parent or Holdings for the purposes specified herein within 20 days of the receipt thereof, (iv) the Borrower may make any payments or dividends required to be made to effect the Transactions, (v) the Borrower may make noncash repurchases of Equity Interests deemed to occur upon the exercise of options, warrants or other similar rights to the extent that the value thereof represents all or a portion of the exercise price thereof, (vi) Holdings or the Borrower may repurchase Equity Interests of Holdings with the proceeds of a substantially concurrent issuance of Equity Interests of Holdings (provided that (A) in the case of any such repurchase by the Borrower, the proceeds of such issuance of such Equity Interests shall have been actually received by the Borrower (including through a capital contribution of such proceeds by Holdings to the Borrower) and (B) such amount available for such repurchases shall be decreased by (1) the portion of the proceeds of such issuance of Equity Interests required to be used to repay Term Loans pursuant to Section 2.13 of the Term Loan Credit Agreement and (2) the portion of the proceeds of such issuance, if any, used to redeem, repurchase, retire or otherwise acquire subordinated Indebtedness pursuant to Section 6.09(c)), (vii) Holdings, the Borrower or any Subsidiary may pay or make dividends or distributions to any holders of its Equity Interests in the form of additional shares of Equity Interests of the same class, and may exchange one class or type of Equity Interests with shares of another class or type of Equity Interests (other than Disqualified Capital Stock for Equity Interests that are not Disqualified Capital Stock), and (viii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom and the Consolidated Leverage Ratio of the Borrower, after giving effect to the making of any Restricted Payment pursuant to this clause
(viii) (and the incurrence of any Indebtedness related thereto), is less than
4.50 to 1.00, (A) the Borrower may declare and pay dividends or make other distributions to Holdings to the extent necessary to enable Holdings to retire in full (including accrued and unpaid interest and any prepayment penalties associated therewith) the Existing PIK Notes outstanding on the Closing Date, and (B) Holdings and the Borrower may make additional Restricted Payments in an amount not to exceed the difference between (x) the portion of Excess Cash Flow (as defined in the Term Loan Credit Agreement) not required to be used by the Borrower to repay Term Loans pursuant to Section 2.13 of the Term Loan Credit Agreement (provided that, prior to or contemporaneously with such Restricted Payment, the Borrower shall have made any such required mandatory prepayment) and (y) any amount of such portion of Excess Cash Flow used to make investments in Unrestricted Subsidiaries pursuant to Section 6.15(b).

     (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, any Term Loan Document, any Senior Note Document or any Hedging Agreement with a counterparty that is the Administrative Agent, a Lender or an Affiliate of any of the foregoing, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement (including Indebtedness permitted pursuant to Section 6.01(e)) if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (D) clause (i) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment thereof, and (E) clause (i) of the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder.

     SECTION 6.07. TRANSACTIONS WITH AFFILIATES. Except for the transactions between or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) other than after the occurrence and during the continuance of an Event of Default, management fees in an aggregate amount not to exceed $210,000 (as such amount may be increased by an amount no greater than 5% of the rate of the management fee accrual for the previous Annual Reporting Period for each subsequent Annual Reporting Period) plus the out-of-pocket expenses of the Sponsor in connection with the provision of services to Holdings and its Subsidiaries from time to time and in connection therewith in any Annual Reporting Period may be paid by the Borrower to the Sponsor or its Affiliates,
(c) customary expense reimbursements and reasonable compensation and fees may be paid to, and indemnities may be provided on behalf of, officers, directors and employees of, and consultants (other than the Sponsor) to, Ultimate Parent, Holdings, the Borrower and the Subsidiaries (and Unrestricted Subsidiaries to the extent otherwise in compliance with Section 6.15), as determined by the board of directors or appropriate officers of the Borrower in good faith, (d) fees may be paid to the Sponsor in respect of any acquisitions or dispositions with respect to which the Sponsor acts as an adviser to Holdings, the Borrower or any Subsidiary in an amount not to exceed an amount that the board of directors of the Borrower determines in good faith as meeting the arm's-length requirements set forth in clause (a) of this Section 6.07, (e) transactions pursuant to agreements in existence on the Closing Date and set forth and described in Schedule 6.07 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect may be effected,
(f) the Transactions (including the payment of fees and expenses in connection therewith) may be effected, (g) any payments permitted by Section 6.06 may be made, (h) investments in, and loans and advances to, Subsidiaries, that are expressly permitted by Section 6.04 may be made, and (i) transactions with Unrestricted Subsidiaries may be effected to the extent permitted by Section 6.15.

     SECTION 6.08. BUSINESS OF HOLDINGS, BORROWER AND SUBSIDIARIES. (a) With respect to Holdings, engage in any business activities or have any assets or liabilities other than its ownership of the Equity Interests of the Borrower and liabilities incidental thereto, including its liabilities pursuant to (i) any Permitted Holdings Subordinated Debt, (ii) its Guarantee of the Revolving Loan Obligations, (iii) its Guarantee of the Term Loan Obligations and (iv) its Guarantee of the Senior Notes.

     (b) With respect to the Borrower and its Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

     SECTION 6.09. OTHER INDEBTEDNESS AND AGREEMENTS. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of Holdings, the

Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would reasonably be expected to materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner reasonably expected to be materially adverse to Holdings, the Borrower, any of the Subsidiaries or the Lenders.

     (b) Amend or modify in any manner materially adverse to the Lenders the articles or certificate of incorporation or by-laws or limited liability company agreement of Holdings, the Borrower or any Subsidiary.

     (c) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due and payable (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any subordinated Indebtedness (other than (A) with the proceeds of a substantially concurrent issuance of Equity Interests of Holdings (provided that (1) in the case of any such redemption, repurchase, retirement or acquisition by the Borrower, the proceeds of such issuance of such Equity Interests shall have been actually received by the Borrower (including through a capital contribution of such proceeds by Holdings to the Borrower) and
(2) such amount available for any such redemption, repurchase, retirement or other acquisition shall be decreased by (x) the portion of the proceeds of such issuance of Equity Interests required to be used to repay Term Loans pursuant to
Section 2.13 of the Term Loan Credit Agreement and (y) the portion of the proceeds of such issuance, if any, used to repurchase Equity Interests of Holdings pursuant to clause (viii)(B) of the proviso to Section 6.06(a)), or (B) with respect to Earn-Out Consideration, to the extent permitted under the applicable Earn-Out Subordination Agreement), or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor's option be paid in kind or in other securities.

     SECTION 6.10. CAPITAL EXPENDITURES. (a) Permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries to exceed $10,000,000 in any Annual Reporting Period. The amount of permitted Capital Expenditures set forth above in respect of any Annual Reporting Period commencing with the Annual Reporting Period ending on or about March 26, 2006, shall be increased by (a) the amount of unused permitted Capital Expenditures for the immediately preceding Annual Reporting Period less (b) an amount equal to unused Capital Expenditures carried forward to such preceding Annual Reporting Period.

     (b) Notwithstanding anything contained herein to the contrary, the Borrower and the Subsidiaries may make or incur Capital Expenditures actually made or incurred with cash capital contributions made after the Closing Date to the Borrower or any of the Subsidiaries by any Permitted Investor (through Holdings) and specifically identified in a certificate delivered by a Responsible Officer of the Borrower to the Administrative Agent on the date such capital contribution is made.

     SECTION 6.11. INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio for any period of four consecutive Quarterly Reporting Periods, in each case taken as one accounting period, ending on a date or during any period set forth below to be less than the ratio set forth opposite such date or period below:

                    Date or Period                           Ratio
                    --------------                           -----
Closing Date through the last day of the Quarterly
Reporting Period ending on or about March 25, 2007        1.50 to 1.00

The first day of the Quarterly Reporting Period ending
on or about June 17, 2007 through the last day of the
Quarterly Reporting Period ending on or about March 30,
2008                                                      1.75 to 1.00

The first day of the Quarterly Reporting Period ending
on or about June 23, 2008 through the last day of the
Quarterly Reporting Period ending on or about March 29,
2009                                                      2.00 to 1.00

The first day of the Quarterly Reporting Period ending
on or about June 21, 2009 through the last day of the
Quarterly Reporting Period ending on or about March 28,
2010                                                      2.25 to 1.00

Thereafter                                                2.50 to 1.00

     SECTION 6.12. MAXIMUM SENIOR SECURED LEVERAGE RATIO. Permit the Senior Secured Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                         Period                               Ratio
                         ------                               -----
Closing Date through the end of the Quarterly Reporting
Period ending on or about June 18, 2006                   2.25 to 1.00

Thereafter                                                2.00 to 1.00

     SECTION 6.13. FISCAL YEAR. With respect to Holdings and the Borrower, change their fiscal year-end to a date other than March 31, June 30, September 30 or December 31 of each year.

     SECTION 6.14. CERTAIN EQUITY SECURITIES. Issue any Equity Interest that is not Qualified Capital Stock.

     SECTION 6.15. UNRESTRICTED SUBSIDIARIES. (a) Permit any Unrestricted Subsidiary to (i) create, assume, incur or otherwise become or remain obligated in respect of or permit to be outstanding any Indebtedness, other than Indebtedness which is owed to the Borrower or any Subsidiary (to the extent the loan or advance giving rise to such Indebtedness was made in accordance with paragraph (b) of this Section 6.15) non-recourse to the Borrower and its Subsidiaries, (ii) create, assume, incur or permit to exist, or to be created, any Lien on any of its properties or assets, whether now owned or hereafter acquired, other than Liens expressly permitted by Section 6.02,
(iii) Guarantee, assume, be obligated with respect to, or permit to be outstanding, any Guarantee of any obligation of any other person other than Guarantees which are non-recourse to the Borrower and its Subsidiaries or Guarantees of the Obligations or (iv) own any Equity Interests of any Subsidiary.

     (b) (i) Pledge or permit the pledge of Equity Interests in any Unrestricted Subsidiary to any person (other than to the Collateral Agent as Collateral for the Obligations), or (ii) transfer any assets to, or make any loan or advance to, or Guarantee any obligations of, any Unrestricted Subsidiary or otherwise acquire for consideration evidences of Indebtedness, Equity Interests or other securities of any Unrestricted Subsidiary, other than (A) intercompany loans and advances among Unrestricted Subsidiaries and (B) investments of any kind or nature in Unrestricted Subsidiaries, together with (x) payments to Unrestricted Subsidiaries by any Loan Party under any services, management or any other contractual arrangements and (y) payments of the type referred to in clause (c) of Section 6.07 to officers, directors and employees of, and consultants to, Unrestricted Subsidiaries, in an aggregate amount not to exceed $2,500,000 in any Annual Reporting Period (provided that, so long as no Event of Default or Default shall have occurred and be continuing or would result from any investment pursuant to this clause (b)(ii) and the Consolidated Leverage Ratio of the Borrower, after giving effect to the making of any such investment pursuant to this clause (b)(ii) (and the incurrence of any Indebtedness related thereto), is less than 4.50 to 1.00, such amount shall be increased by an amount equal to the difference between (1) the portion of Excess Cash Flow (as defined in the Term Loan Credit Agreement) not required to be used by the Borrower to repay Term Loans pursuant to Section 2.13 of the Term Loan Credit Agreement (provided that prior to or contemporaneously with such investment, the Borrower shall have made any such required mandatory prepayment) and (2) any amount of such portion of Excess Cash Flow used to make Restricted Payments in accordance with clause (viii)(B) of the proviso to Section 6.06(a)). The amount of permitted investments in and other payments in respect of Unrestricted Subsidiaries set forth above in respect of any Annual Reporting Period commencing with the Annual Reporting Period ending on or about March 26, 2006 shall be increased by an amount equal to the difference between (i) the amount of unused permitted investments or payments for the immediately preceding Annual Reporting Period and (ii) an amount equal to unused permitted investment or payment amounts carried forward to such preceding Annual Reporting Period.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

          (a) any representation or warranty made or deemed made by a Loan Party in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

          (d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

          (e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

          (f) (i) Holdings, the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness (other than in respect of Earn-Out Consideration as to which the validity or amount thereof is being contested in good faith by appropriate actions or proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP), when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits after any applicable grace period (with the giving of notice, if required) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other

     Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed or bonded pending appeal, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not adequately covered by insurance as to which the insurer has been notified and has not denied coverage) or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

          (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $5,000,000;

          (k) any Guarantee under the Guarantee, Collateral and Intercreditor Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee, Collateral and Intercreditor Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

          (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee, Collateral and Intercreditor Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

          (m) any subordinated Indebtedness of Holdings and its Subsidiaries constituting Material Indebtedness (or any Guarantee thereof) shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the agreements evidencing such other subordinated Indebtedness; or

          (n) there shall have occurred a Change in Control;

     then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Notwithstanding anything to the contrary contained in this Article VII, in the event that the Borrower fails (or, but for the operation of this Article VII, would fail) to comply with the requirements of any Financial Performance Covenant, until the expiration of the 10th day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to Section 5.04(c), Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings, and, in each case, to contribute any such cash to the capital of the Borrower (collectively, the "CURE RIGHT"), and upon the receipt by the Borrower of such cash (to the extent (and only to the extent) that such cash is applied by the Borrower within five days of the receipt thereof to prepay Term Loans (the amount so applied, the "CURE AMOUNT") pursuant to the exercise by Holdings of such Cure Right, the Financial Performance Covenants shall be recalculated giving effect to the following pro forma adjustments:

          (i) Senior Secured Debt for any applicable measurement date shall be deemed to be decreased by an amount equal to the Cure Amount; and

          (ii) The interest expense during any applicable measurement period associated with the principal amount of Term Loans prepaid pursuant to the exercise of the Cure Right shall be disregarded for purposes of calculating Consolidated Interest Expense for such period in connection with measuring compliance with Financial Performance Covenant set forth in Section 6.11.

If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of all Financial Performance Covenants, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenants that had occurred shall be deemed cured for all purposes of this Agreement.

Notwithstanding anything herein to the contrary, in each period of four consecutive Quarterly Reporting Periods there shall be at least two Quarterly Reporting Periods in which the Cure Right is not exercised.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders acknowledges and agrees that the bank serving as the Administrative Agent hereunder shall also act, subject and in accordance with the terms of the Guarantee, Collateral and Intercreditor Agreement, as the Collateral Agent for the Secured Parties and as the administrative agent for the lenders under the Term Loan Credit Agreement.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall be subject to no fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that it is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall have no duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to it by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to it.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

     None of the Lenders or other persons identified on the facing page of this Agreement as a "syndication agent" or "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, none of the Lenders or other persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

     (a) if to the Borrower or Holdings, to it at 2305 Newpoint Parkway, Lawrenceville, Georgia 30043, Attention of Dan McCarthy (Fax No. (770) 822-4326), with a copy to (i) Citigroup Venture Capital Equity Partners, L.P. at 399 Park Avenue, 14th Floor, Zone 4, New York, New York 10043, Attention of Ian Highet (Fax No. (212) 888-2940), and (ii) Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022, Attention of Armand Della Monica, Esq. (Fax No. (212) 446-6460);

     (b) if to the Administrative Agent, to Credit Suisse, Eleven Madison Avenue, OMA-2, New York, New York 10010, Attention of Agency Group (Fax No.
(212) 325-8304); and

     (c) if to a Lender, to it at its address (or fax number) set forth on
Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01. As agreed to among Holdings, the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

     SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount (other than contingent indemnity obligations with respect to then unasserted claims) payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding (unless all outstanding Letters of Credit are fully cash collateralized or backstopped on terms satisfactory to the Issuing Bank) and so long as the Commitments have not been terminated. The provisions of Sections 2.13, 2.15, 2.19 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

     SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

     SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of each of the Administrative Agent, the Borrower, the Issuing Bank and the Swingline Lender (which consent in each case shall not be unreasonably withheld or delayed) (provided that the consent of the Borrower shall not be required for any assignment made to another Lender or an Affiliate of a Lender, during the primary syndication of the Loans to persons identified by the Administrative Agent and reasonably acceptable to the Borrower on or prior to the Closing Date or after the occurrence and during the continuance of any Event of Default); provided, however, that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 (or, if less, the entire remaining amount of such Lender's Commitment or Loans of the relevant Class) unless the Borrower and the Administrative Agent otherwise consent (provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Related Funds, and no such consent of the Borrower shall be required after the occurrence and during the continuance of any Event of Default), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent and provided that only one such fee shall be payable in the case of concurrent assignments to persons that, after giving effect to such assignments, will be Related Funds), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account and not yet paid).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment, and the outstanding balances of its Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the

Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, the Borrower (if required), the Swingline Lender and the Issuing Bank to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

     (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by
Section 6.05) or all or substantially all of the Collateral).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

     (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

     (i) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

     (j) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

     (k) In the event that any Revolving Credit Lender shall become a Defaulting Lender or S&P, Moody's and Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Revolving Credit Lender that is not rated by any such ratings service or provider, the Issuing Bank or the Swingline Lender shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Revolving Credit Lender) then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrower and Holdings agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of not more than one counsel for the Administrative Agent, the Collateral Agent or any Lender in each relevant jurisdiction (unless any such person asserts in good faith that the nature of its claims require it to be represented by separate counsel).

     (b) The Borrower and Holdings agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender, the Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, charges and disbursements of not more than one counsel in each relevant jurisdiction (unless any Indemnitee asserts in good faith that the nature of its claims requires it to be represented by separate counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) To the extent that Holdings and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the Aggregate Credit Exposure and unused Revolving Credit Commitments at the time.

     (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

     SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or date for the payment of any interest on any Loan or any date for reimbursement of an L/C

Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest (it being understood that any change to the definition of "Senior Secured Leverage Ratio" or in the component definitions thereof shall not constitute a reduction in any rate of interest) on any Loan or L/C Disbursement, without the prior written consent of each Lender (provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at any default rate set forth in
Section 2.07), (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.16, the provisions of Section 9.04(j) or the provisions of this Section or release any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC or (v) reduce the percentage contained in the definition of the term "Required Lenders" without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Revolving Credit Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender.

     SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.10. ENTIRE AGREEMENT. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the

Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

     SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.13. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

     (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.16. CONFIDENTIALITY. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, "INFORMATION" shall mean all information received from the Borrower or Holdings and related to the Borrower or Holdings or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Holdings. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

     SECTION 9.17. USA PATRIOT ACT NOTICE. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and the Borrower, which information includes the name and address of Holdings and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and the Borrower in accordance with the USA PATRIOT Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        NETWORK COMMUNICATIONS, INC.,


                                        by /s/ Gerard Parker
                                           -------------------------------------
                                        Name: Gerard Parker
                                              ----------------------------------
                                        Title: CFO
                                               ---------------------------------


                                        GALLARUS MEDIA HOLDINGS, INC.,


                                        by /s/ Gerard Parker
                                           -------------------------------------
                                        Name: Gerard Parker
                                              ----------------------------------
                                        Title: CFO
                                               ---------------------------------


                                        CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                                        individually and as Administrative
                                        Agent, Collateral Agent, Swingline
                                        Lender and Issuing Bank,


                                        by /s/ Bill O'Daly
                                           -------------------------------------
                                        Name: Bill O'Daly
                                              ----------------------------------
                                        Title: Director
                                               ---------------------------------


                                        by /s/ Cassandra Droogan
                                           -------------------------------------
                                        Name: Cassandra Droogan
                                              ----------------------------------
                                        Title: Associate
                                               ---------------------------------

                                                      SIGNATURE PAGE TO
                                           NETWORK COMMUNICATIONS, INC.
                                        REVOLVING LOAN CREDIT AGREEMENT

                               Name of Institution: National City Bank
                                                    ----------------------------

                               by  /s/ Michael Grimes
                                  ----------------------------------------------
                               Name:  Michael Grimes
                                     -------------------------------------------
                               Title:  Senior Vice President
                                      ------------------------------------------


                               Name of Institution: Toronto Dominion (Texas) LLC
                                                    ----------------------------



                               by  /s/ Jim Bridwell
                                  ----------------------------------------------
                               Name:  Jim Bridwell
                                     -------------------------------------------
                               Title:  Authorized Signatory
                                      ------------------------------------------